SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 15, 2004


                               BAY RESOURCES, LTD
                 (Exact Name of Company as Specified in Charter)


 Delaware                             0-16097                    98-007697
------------------------        ---------------------         -----------------
(State or Other                 (Commission File No.)          (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

         Level 8, 580 St Kilda Road, Melbourne, Victoria Australia 3004

               (Address of Principal Executive Offices) (Zip Code)

Company's telephone number                       61-3-8532-2860
Company's facsimile number                       61-3-8532-2805
Company's email address                          bayresources@axisc.com.au
                                                 -------------------------
Company's website address                        www.bayresourcesltd.com
                                                 -----------------------

Item 1.01  Options issued to Directors, Chief Executive Officer and Other
           Officers

           On October 2004, the board of Directors and remuneration Committee of the Company adopted a Stock Option Plan (refer Item 801 of this Form 8K for further details) and agreed to issue the following options to acquire shares of common stock in the Company, at an exercise price of US$1.00 per option.


        -------------------------------------------------------------------------------------
        Name                    Title                                           No of Options
        -------------------------------------------------------------------------------------
        Joseph Isaac Gutnick    President, CEO and Chairman of the Board              500,000
        -------------------------------------------------------------------------------------
        Peter James Lee         Director, CFO and Secretary                           250,000
        -------------------------------------------------------------------------------------
        Pinchas Althaus         Chief Operating Officer                              *750,000
        -------------------------------------------------------------------------------------
        Craig Alford            Vice President Exploration                            150,000
        -------------------------------------------------------------------------------------
        * refer Item 5.02 for vesting period
        -------------------------------------------------------------------------------------


Item 5.02  Appointment of Principal Officers


           On October 15, 2004, the Company appointed Mr. Pinchas (Pini) Althaus as Chief Operating Officer.

           Mr Althaus has 9 years business experience in insurance, sales, business development and investor relations. More recently Mr Althaus was Director of Business Development for Ambient Corporation (February 2000 to February 2003), a company providing power line communications technology. In this role, Pini initiated and maintained relationships with U.S. & International electrical utilities and power companies, and managed and initiated relationships with strategic and business development partners. He played a major role in Ambient completing two successful rounds of funding, acted as liaison between Ambient and its investors/financial community, managed public relations and corporate communications duties, including press releases and media interviews, and created and delivered presentations for Ambient. He joined Tahera Corporation, a diamond exploration company, in February 2003 as Director of Investor Relations & Business Development where he managed public relations and investor relations activities, including press releases, conducting media interviews, responding to shareholder inquiries and representing Tahera at conferences.

           In October 2003, Pini left Tahera and since that time, has provided consulting services to Bay Resources and its subsidiary company covering investor relations and public relations activities, including fund raising, press releases, media interviews, and shareholder inquiries. In addition to this, he has coordinated road-shows and delivered presentations on the Company's behalf. On October 15, 2004, he was appointed Chief Operating Officer of Bay Resources Ltd.

           The employment agreement was effective May 1, 2004 and expires on December 31, 2006. Mr. Althaus shall be paid a salary of US$110,000 exclusive of bonus benefits and other compensation. The Company has agreed to provide Mr. Althaus with executive benefits comparable to those provided by the Company to other executives of the Company generally and shall permit Mr. Althaus to participate in any bonus place, share purchase plan, retirement plan or similar plan offered by the Company to its executives generally in the manner and the extent authorized by the Remuneration Committee of the Company. In addition, Mr. Althaus will be able to participate in such extended health, medical, disability insurance and other benefit plans established by the Company and made available to other executives of the Company.

           The Company has agreed to grant Mr. Althaus options to purchase 750,000 shares of common stock of the Company at an exercise price of US$1.00 per option which will vest as follows:-

          o    250,000 shall vest immediately;

          o    a further 250,000 will vest at the mid term date of the contract;
               and

          o    the remaining 250,000 will vest on December 31, 2006.


           The options will be issued subject to applicable securities laws, the availability of options within the Company stock option plan and may be subject to whole periods.

           In the case of the change of control, all options then outstanding will immediately vest for the purpose of such transaction.

           The Company may terminate the employment of Mr. Althaus without notice or any payment in law of notice for cause. The agreement may also be terminated by the Company upon 30 days written notice to Mr. Althaus if Mr. Althaus becomes permanently disabled and the agreement shall terminate without notice upon the death of Mr. Althaus. If Mr. Althaus' employment is terminated during the term for cause or by voluntarily termination by Mr. Althaus, Mr. Althaus shall not be entitled to any severance payment other than pro rata entitlements up to the date of termination.

           Mr. Althaus may terminate his employment with the Company at any time upon the occurrence of any one of the following:-

          (i) A reduction of diminution in Mr. Althaus' authority, duties or responsibilities (including without limitation, with respect to office or title) hereunder,

          (ii) Any reduction in the then applicable base salary or Mr. Althaus' eligibility to participate in any executive benefits program, retirement plan or executive incentive bonus programs,

          (iii)Unless without his prior consent, his place of work is relocated to more than 30 miles from New York,

          (iv) Any other material failure on the part of the Company to comply with any other provision of this agreement or any stock option agreement executed by the parties as contemplated herein.

If Mr. Althaus' employment is terminated for other than cause, Mr. Althaus will be entitled to receive the lesser of the total of three months salary at the applicable base salary rate and the present value of the salary of Mr. Althaus during the next 24 months.

If Mr. Althaus' employment is terminated as a result of permanent disability or death, a payment will be made to Mr. Althaus or his estate of the balance of the base salary that would otherwise have been paid to Mr. Althaus during the remainder of the term of the agreement.

Item 8.01  Other Events


         On October 15, 2004, the Remuneration Committee and the Board of Directors of the Company adopted the 2004 stock option plan of Bay Resources Ltd.

         The plan was established to recognize contributions made by bone fide directors, officers, employees, management company employees, consultants or company consultants, and also includes a Company, of which 100% of the share capital is beneficially owned by one or more service providers ("service provider"). The maximum aggregate number of shares that may be reserved for issuance under the plan at any point of time is 10% of the outstanding shares at the time planned shares are reserved for issuance as a result of the grant of an option, less any common shares reserved for issuance under share options granted under share compensation arrangements other than this plan.

         Options to purchase common shares may be granted under the plan to service providers from time to time by the Board.

         Options issued under the plan can be exercisable for a maximum of 10 years from the effective date. Vesting of the options is otherwise at the discretion of the Board of Directors of the Company and will generally be subject to the service provider remaining employed by or continuing to provide service to the Company and its affiliates as well as at the discretion of the Board achieving certain milestones which may be defined by the Board from time to time while receiving a satisfactory performance review by the Company or any of its affiliates during the vesting period or remaining as a Director of the Company or any of its affiliate during the vesting period.

         No options may be exercised after the service provider has left the employment or office or has been advised his services are no longer required or his service contract has expired except in the case of the death of a optionee; any vesting options held by them at the date of death will become exercisable by the optionees' lawful personal representatives, heirs or executors until the earlier of one year after the date of death of such optionee and the date of expiration of the term otherwise applicable to such option; options granted to a service provider conducting investor relations activities will expire within thirty days of the date of the optionee ceasing to conduct such activities but only to the extent that such optionee was vested in the option at the date the optionee ceased to conduct such activities; options granted to an optionee other than one conducting investor relations activities will expire within 90 days after the optionee ceases to be employed or provide services to the Company but only to the extent that such optionee was vested in the option at the date the optionee ceased to be employed or to provide services to the Company; and, in the case of the optionee being dismissed from employment or service for cause, such optionees, whether or not vested at the date of dismissal will immediately terminate without right to exercise the same.

         Options will be exercisable only by the optionee to whom they are granted and will not be re-assignable of transferable.

         The number of common shares subject to an option will be subject to adjustment in the case of sub division of common shares, consolidation of common shares, capital raising, reorganization, reclassification or change of outstanding equity shares of the Company.

         Options granted pursuant to the plan to Directors, officers and all employees and consultants employed or retained by the Company for a period of more than 6 months at the time the option is granted will vest as follows:-

          (i) One third of the total number of options granted will vest six months after the date of grant;

          (ii) A further one third of the total number of options granted will vest one year after the date of grant; and

          (iii)The remaining one third of the total number of options granted will vest 18 months after the date of grant.


           Options granted pursuant to the plan to the employer or consultant who has been employed or retained by the Company for a period of less than six months at the time the option is granted will vest as follows:

          (i) One third of the total number of options granted will vest one year after the date of grant;

          (ii) A further one third of the total number of options granted will vest 18 months after the date of grant; and

          (iii)The remaining one third of the total number of options granted will vest 2 years after the date of grant.

Options granted to consultants retained by the Company pursuant to a short term contract or for a specific project for a defined term will be such vesting provisions determined by the Board of Directors of the Company at the time the option commitment is made.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BAY RESOURCES, LTD
                                        (Company)

                                By: /s/ Peter Lee
                                   ---------------------------------------
                                        Peter Lee
                                        Director, Secretary and
                                        Chief Financial Officer

Dated: October 20, 2004